UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 3, 2026

FTAI Aviation Ltd.
(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-37386	98-1420784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 West 13th Street, 3rd Floor, New York, New York 10014
(Address of Principal Executive Offices) (Zip Code)

(332) 239-7600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:
Title of each class:	Trading Symbol:	Name of each exchange on which registered:
Ordinary shares, $0.01 par value per share	FTAI	The Nasdaq Global Select Market
8.25% Fixed Rate Reset Series C Cumulative Perpetual Redeemable Preferred Shares	FTAIN	The Nasdaq Global Select Market
9.50% Fixed Rate Reset Series D Cumulative Perpetual Redeemable Preferred Shares	FTAIM	The Nasdaq Global Select Market

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2026, the Board of Directors (the “Board”) of FTAI Aviation Ltd. (“FTAI” or the “Company”) appointed Nicholas McAleese as the Company’s Chief Financial Officer and Michael Hazan as the Company’s Chief Accounting Officer, each effective March 6, 2026.

Mr. McAleese, 36, joined the Company in 2022 and most recently served as the Company’s Senior Vice President, Financial Planning and Analysis, where he has played a key role in building out core corporate finance functions and financial planning and analysis. Earlier in his career, he held roles of increasing seniority in public accounting, real estate and commercial lending, building broad experience in financial operations and capital allocation at companies, including BHG Financial, Breather and PricewaterhouseCoopers LLP (“PwC”). Mr. McAleese holds a B.A. in Economics from Trinity College Dublin and is both a Chartered Financial Analyst and a Certified Public Accountant.

Mr. Hazan, 37, has served as the Company’s Senior Vice President, Controller since 2024, overseeing the Company’s accounting, reporting and operational efforts. From 2017 to 2024, Mr. Hazan held various roles within Fortress Investment Group primarily focused on accounting and financial reporting, including for the Company. Prior to this, he worked in PwC’s audit practice for over six years, most recently as an Assurance Manager. Mr. Hazan holds an M.S. in Accounting and a B.S. in Business Management, Accounting from Babson College, and is a Certified Public Accountant.

In connection with their appointments, Mr. McAleese’s and Mr. Hazan’s annual base salaries were increased to $525,000 and $425,000, respectively. In addition, each will receive a one-time grant of RSUs valued at $1,200,000 and $1,000,000, respectively, vesting ratably over three years following the grant date.

On March 3, 2026, Eun (Angela) Nam notified the Board of her decision to resign as Chief Financial Officer and Chief Accounting Officer of the Company, effective March 6, 2026, to pursue a new opportunity at a public company outside the aviation industry, and she will work closely with Mr. McAleese and Mr. Hazan in an advisory capacity to support a smooth transition. Ms. Nam’s decision to leave the Company is not related to any financial or accounting issue or any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

There are no arrangements or understandings between either Mr. McAleese or Mr. Hazan and any other person pursuant to which they were appointed as an officer of the Company. In addition, neither Mr. McAleese nor Mr. Hazan has any family relationship with any director or executive officer of the Company. The Company is not aware of any related person transactions in which either Mr. McAleese or Mr. Hazan has a direct or indirect interest that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On March 6, 2026, the Company issued a press release announcing the foregoing transition. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release, dated March 6, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTAI Aviation Ltd.

By:	/s/ Joseph P. Adams, Jr.
Name:	Joseph P. Adams, Jr.
Title:	Chief Executive Officer

Date: March 6, 2026